EXHIBIT 10.3

                     AMENDMENT TO ASSET TRANSFER AGREEMENT
                          DATED AS OF OCTOBER 13, 2005




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                                    AMENDMENT

         THIS AMENDMENT (the "Amendment") is entered into as of October 13, 2005, between HeartSTAT, Inc ("Acquirer"), a Delaware corporation, Ted W. Russell ("Russell"), and HeartSTAT Technology, Inc., a Delaware corporation ("HTI"), upon the following terms and conditions:

                                    RECITALS

         A. Acquirer, Russell and HTI entered into an Asset Transfer Agreement dated August 15, 2005 (the "ATA") and an Escrow Agreement to implement the closing of the ATA.

         B.    The ATA was to close no later than October 6, 2005.

         C. Acquirer, Russell and HTI still desire to close the transaction contemplated by the ATA.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and of the provisions, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:

         1. Notwithstanding the provisions of Section 2.5 of the ATA, Closing is permitted to occur on a date mutually agreed upon by all of the parties, but in no event later than October 21, 2005.

         2. HTI is permitted to assign its rights to and interest in (a) the promissory note in the principal amount of $70,000 and (b) the 98,207 shares of HeartSTAT, Inc. (the "Shares") to HTI's wholly-owned subsidiary, Alexis BioMedical Technology Fund, Inc., a Nevada corporation.

         3. It is the intent of Acquirer and Russell that both Maley and Russell are resigning from HTI prior to the filing of HTI's Form 10-KSB for the fiscal year ended December 31, 2004.

         4. It is the intent of the parties that the filing of HTI's Forms 10-QSB for the quarters ending March 31, 2005 and June 30, 2005 may occur subsequent to Closing, so long as the stock certificate for the Shares is not released to Alexis BioMedical Technology Fund, Inc. until such filing occurs.

         5. The consideration for the transfer of the HeartSTAT Technology Assets from HTI to Acquirer shall include a release from Acquirer as to all amounts owed to it by HTI. Accordingly, Exhibit G shall consist of a release from Russell as to all amounts owed to him by HTI and a release from Acquirer of all amounts owed to it by HTI.

         6. The parties agree that Exhibit J consists of the Form 8-K dated August 15, 2005 that disclosed (a) the election of Garrett K. Krause as an officer and director of HTI and (b)


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the  execution of the ATA and EA,  which has already been filed,  and an amended filing to disclose the resignations of Russell and Patrick Maley and the closing of the ATA, which will be filed within four business days of the Closing.

         7. To the extent that the provisions of this Amendment differ from the terms of the ATA and EA, these provisions are deemed to amend and supersede the ATA and EA.

"Acquirer"
HeartSTAT, Inc.


By:    /s/ TED W. RUSSELL
    -----------------------------------------------
      Ted W. Russell, Chief Executive Officer

"Russell"


/s/ TED W. RUSSELL
---------------------------------------------------
Ted W. Russell

"HTI"
HeartSTAT Technology, Inc.


By:   /s/ GARRETT K. KRAUSE
    ------------------------------------------------
      Garrett K. Krause, Chief Executive Officer















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